UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 22, 2019

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38445	36-4787690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania, 18940

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On November 22, 2019, Helius Medical Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC and Haywood Securities Inc. (together, the “Underwriters”), to issue and sell 2,922,152 shares of Class A common stock of the Company (“Common Stock”), in an underwritten public offering (the “Underwritten Offering”). The offering price to the public is $0.35 per share of Common Stock, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a weighted average price of $0.33 per share.

On November 22, 2019, the Company also entered into a series of subscription agreements with certain investors (collectively, the “Investors”). Pursuant to the subscription agreements, the Company has agreed to issue directly to the Investors an aggregate of 1,892,858 shares of Common Stock at a price of $0.35 per share (the “Direct Offering” and, together with the Underwritten Offering, the “Offering”). Pursuant to the Underwriting Agreement, the Underwriters are also serving as placement agents in connection with the Direct Offering and will receive a cash fee equal to $0.02 per share for shares sold in the Direct Offering.

The Company estimates that the gross proceeds from the Offering will be approximately $1.7 million, before deducting underwriting discounts and commissions and estimated offering expenses. The closing of the Offering is expected to occur on November 26, 2019, subject to customary closing conditions.

The Offering is being made in the United States pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-215286) and an accompanying prospectus previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder, and in Canada pursuant to the Company’s MJDS short form base shelf prospectus previously filed with the securities regulatory authorities in all provinces of Canada, pursuant to the Multijurisdictional Disclosure System, and a preliminary and final prospectus supplement thereunder.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the form of subscription agreement is filed as Exhibit 10.1 and incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and the subscription agreements are qualified in their entirety by reference to such exhibits. A copy of the opinion of Cooley LLP as to the legality of the shares of Common Stock to be issued and sold in the Offering and related consent is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On November 21, 2019, the Company issued a press release announcing the proposed Offering. On November 22, 2019, the Company issued a press release announcing that it had priced the Offering. Copies of the press releases are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement by and among Helius Medical Technologies, Inc., H.C. Wainwright & Co., LLC and Haywood Securities Inc., dated November 22, 2019.

5.1	Opinion of Cooley LLP.

10.1	Form of Subscription Agreement.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 21, 2019.

99.2	Press Release, dated November 22, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: November 25, 2019	By:	/s/ Joyce LaViscount
Joyce LaViscount Chief Financial Officer